SCHEDULE 14A
                                (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                          Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant
Check the appropriate box:

   (X)  Preliminary Proxy Statement   ( )Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2)
   ( )  Definitive Proxy Statement
   ( )  Definitive Additional Materials
   ( )  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Concord Camera Corp.
          (Name of Registrant as Specified in Its Charter)

       (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant) Payment of Filing Fee (Check the appropriate box):
   (X)  No fee required.
   ( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

   (2)  Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4)  Proposed maximum aggregate value of transaction:

   (5)  Total fee paid:

   ( )  Fee paid previously with preliminary materials


   ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)  Amount previously paid:

   (2)  Form, Schedule or Registration Statement no.:

   (3)  Filing Party:

   (4)  Date Filed:

                         CONCORD CAMERA CORP.
                            35 Mileed Way
                      Avenel, New Jersey 07001

                           ---------------

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           ---------------

                            April 17, 1997
                           ---------------


To the Shareholders of Concord Camera Corp.:

         Notice is hereby given that the Annual Meeting of Shareholders of Concord Camera Corp. (the "Company") will be held at the Sheraton Woodbridge Place Hotel, 515 Route 1 South (New Jersey Turnpike Exit 11), Iselin, New Jersey 08830, on Thursday, April 17, 1997, at 10:00 a.m., local time, for the following purposes:

              1.  To elect directors for the ensuing year;

              2. To approve amendments to the Company's Certificate of Incorporation as follows:

                  a. To increase the authorized common stock from 20,000,000 shares to 40,000,000 shares; and
                  b. To authorize the Company to issue up to 1,000,000 shares of preferred stock;

              3. To ratify the selection of Ernst & Young LLP (Ernst & Young) as independent auditors of the Company for the fiscal year ending June 30, 1997; and

              4. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on February 28, 1997 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournments thereof.

         Management requests all shareholders to sign and date the enclosed form of proxy and return it in the postage paid, self-addressed envelope provided for your convenience. Please do this whether or not you plan to attend the meeting. Should you attend, you may, if you wish, withdraw your proxy and vote your shares in person.


                             By Order of the Board of Directors
                                        Brian King
                                         Secretary

Avenel, New Jersey
March 13, 1997

                             CONCORD CAMERA CORP,
                                ---------------

                               PROXY STATEMENT
                            dated March 13, 1997
                               ---------------

                     FOR ANNUAL MEETING OF SHAREHOLDERS
                     to be held Thursday, April 17, 1997
                               ---------------


         This Proxy Statement is furnished by the Board of Directors (the "Board") of CONCORD CAMERA CORP. (the "Company") in connection with the solicitation of proxies to be voted at the Annual Meeting of Shareholders which will be held at the Sheraton Woodbridge Place Hotel, 515 Route 1 South (New Jersey Turnpike - Exit 11), New Jersey 08830, on Thursday, April 17, 1997, at 10:00 a.m., local time, and all adjournments thereof (the "Annual Meeting"). The Board has fixed the close of business on February 28, 1997 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

         Any shareholder giving a proxy will have the right to revoke it at any time prior to the time it is voted. A proxy may be revoked by written notice to the Company, Attention: Secretary, by execution of a subsequent proxy or by attendance and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke the proxy. All shares represented by effective proxies will be voted at the Annual Meeting or at any adjournment thereof. Unless otherwise specified in the proxy (and except for "broker non-votes" described below), shares represented by proxies will be voted (i) FOR the election of management's nominees for directors, (ii) FOR both of the proposed amendments to the Company's Certificate of Incorporation (each, a "Proposed Amendment" and collectively the "Proposed Amendments"), (iii) FOR the ratification of the selection of Ernst & Young LLP ("Ernst & Young") as independent auditors of the Company for the fiscal year ending June 30, 1997 ("Fiscal 1997"), and (iv) in the discretion of the proxy holders with respect to such other matters as may come before the Annual Meeting.

         The Company's executive offices are located at 35 Mileed Way, Avenel, New Jersey 07001. On or about March 13, 1997, this Proxy Statement and the accompanying form of proxy are to be mailed to each shareholder of record at the close of business on February 28, 1997. On or about January 23, 1997, the Annual Report of the Company for the fiscal year ended June 30, 1996 ("Fiscal 1996"), including financial statements, was mailed to each shareholder of record at the close of business on January 13, 1997.

         As of January 31, 1997, the Company had issued and outstanding 10,880,473 shares of no par value, common stock (the "Common Shares"), the Company's only class of voting securities outstanding. Each Common Share entitles the holder thereof to one vote. The majority of all the outstanding Common Shares constitutes a quorum at the Annual Meeting. Shares of Common Stock represented by proxies that reflect abstentions and "broker non-votes" (i.e., Common Stock represented at the Annual Meeting by proxies held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) will be counted as a vote represented and voted at the Annual Meeting for purposes of determining the number of votes required to approve a proposal. Shares of Common Stock represented by proxies that withhold authority to vote for a nominee for election as a director and broker non-votes will not be counted as a vote represented and voted at the Annual Meeting for purposes of determining the number of votes required to elect such nominee.

                      PROPOSAL ONE:  ELECTION OF DIRECTORS

Nominees for Election of Directors

     Pursuant to Article III of the Company's By-laws, as amended, the Board has fixed the number of directors constituting the entire Board at eight. All eight directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified. In voting for directors, each shareholder is entitled to cast one vote for each share held of record, either in favor of or against the election of each nominee, or to abstain from voting on any or all nominees. It is intended that the Common Shares represented by the enclosed form of proxy will be voted in favor of the election of all of the nominees named below as directors, all of whom are now directors of the Company, unless otherwise specified in such proxy. If any of the nominees should become unavailable for election, the Common Shares represented by such proxies will be voted for such substitute nominees as may be nominated by the Board. The election of directors requires the affirmative vote of a plurality of the votes cast by the holders of the Common Shares present or represented and entitled to vote at the Annual Meeting.

         The following table sets forth information with respect to each nominee for director, all of whom are currently serving as directors of the Company. The information has been furnished to the Company by the individual named.

                                                   Year First
                                                   Elected/
                                                   Nominated
Name of Nominee                         Age        Director        Positions and Offices with the Company
---------------                         ---        --------        --------------------------------------
Ira B. Lampert (1)....................  51             1993       Chairman, Chief Executive Officer and Director;
                                                                  Director of Concord Camera HK Limited, Concord
                                                                  Camera GmbH, Concord Camera UK Limited,
                                                                  Concord Camera Illinois Corp. and Concord Camera
                                                                  France
Steve Jackel (2)......................  61             1996       President, Chief Operating Officer and Director
Eli Arenberg (3)......................  69             1988       Director
Joel L. Gold (4)......................  55             1991       Director
Morris H. Gindi (5)...................  52             1988       Director
J. David Hakman (6)...................  55             1993       Director
Ira J. Hechler (7)....................  78             1992       Director
Kent M. Klineman (8)..................  64             1993       Director



---------------

(1) On July 13, 1994, Ira B. Lampert was appointed to the positions of Chairman and Chief Executive Officer of the Company. Mr. Lampert was President and Chief Operating Officer from June 1, 1993 through January 1, 1996, and has been a Director of the Company since June 29, 1993. Mr. Lampert is also a director of Concord Camera HK Limited, Concord Camera GmbH, Concord Camera UK Limited, Concord Camera Illinois Corp. and Concord Camera France. From April 1992 through May 30, 1993, Mr. Lampert's services were made available to the Company under consulting agreements with Whitehall Enterprises Inc. ("WEI"), an investment banking company for the middle-market, of which Mr. Lampert was the President since August 1990. During the 1980's through the early 1990's, Mr. Lampert also served as a director and/or officer of Summit Ventures, Inc. and related entities which developed and managed Ascutney Mountain Resort, a year-round destination resort located in Vermont. Mr. Lampert is a Board Member of the Queens College Foundation which is part of the City University of New York and is the Treasurer of the Boys Brotherhood Republic, a non-profit organization for underprivileged children in the New York City area.

(2) Effective January 1, 1996, Steve Jackel was appointed President, Chief Operating Officer, and Director of the Company. From May 1, 1995 to December 31, 1995, Mr. Jackel's services were rendered to the Company pursuant to a consulting agreement dated May 1, 1995 between the Company and Harjac Consulting Corp., a corporation owned by Mr. Jackel. From February 1993 to November 1994, Mr. Jackel was President of McCrory's Corporation and Chairman of McCrory Stores. From June 1992 through February 1993 he was Co-President of McCrory Stores. From February 1991 through June 1992 he was Executive Vice President Specialty Operation for McCrory Stores. Prior to that time Mr. Jackel was an independent management consultant.

(3) Eli Arenberg joined the Company in April 1984 as Vice President of Sales and Marketing and in September 1989 was promoted to Senior Vice President of Sales. In February 1992, Mr. Arenberg retired from such positions and in July 1994 made his services available to the Company under a consulting agreement with ELA Enterprises, Inc. (the "ELA Enterprises Consulting Agreement"), a Florida corporation wholly-owned by Mr. Arenberg.

(4) Joel L. Gold is currently an Executive Vice President at L.T. Lawrence & Co., Inc., an investment bank. From April 1995 through March 1996, Mr. Gold was a managing director at Fector Detwiler & Co, Inc. an investment bank. From January 1992 through April 1995, Mr. Gold was a director at Furman Selz Incorporated, an investment bank. From April 1990 through December 1991, Mr. Gold was a managing director at Bear, Stearns & Co. Inc., New York, New York. From April 1971 through February 1990, Mr. Gold was a managing director at Drexel Burnham Lambert. Mr. Gold is currently a member of the board of directors of BCAM International, Action Industries, Inc., Life Medical Sciences and Sterling Vision.

(5) Morris H. Gindi is the Chief Executive Officer of Notra Trading Inc., located in Woodbridge, New Jersey, and has served in such capacity since 1983. Notra Trading Inc. is an import agent in the housewares and domestics industry. Mr. Gindi has over 27 years experience in importing.

(6) J. David Hakman is the owner and Chief Executive Officer of Hakman and Company, Inc., a merchant banking concern, and a member of the National Association of Securities Dealers, Inc. Mr. Hakman has been a director since 1989 and a member of the Audit and Nominating Committees since 1991 of Hanover Direct, Inc., a firm engaged in the direct marketing business. Mr. Hakman was the Chairman and a director of AFD Acquisition Corporation which filed for protection under Chapter 11 of the U.S. Bankruptcy Laws in June 1991 and emerged from Chapter 11 in September 1993.

(7)      Ira J. Hechler is a partner and a director of the investment firm Ira
         J. Hechler & Associates located in New York, New York. Mr. Hechler has been associated with such firm since June 1987. The firm's principal business is holding stock, partnership interests and other property for investment purposes. Mr. Hechler is currently a member of the board of directors of The Leslie Fay Companies, Inc. and United States Banknote Corporation. See "Certain Relationships and Related Transactions."

(8) Kent M. Klineman has been an attorney and private investor and has served as a director of several closely-held companies during the past five years. Mr. Klineman is a director, Secretary and a member of the Compensation Committee of EIS International, Inc., a director and treasurer of Sonoma Cutrer Vineyards, Inc., and a director of Dealers Alliance Credit Corp. and Dealers Alliance Capital Corp. Mr. Klineman's initial nomination to serve as director of the Company in 1993 was made by Mr. Hechler. See "Certain Relationships and Related Transactions."

Meetings and Committees

         In Fiscal 1996, the Board held four meetings. The Board has a standing Audit Committee, Compensation and Stock Option Committee, and Nominating Committee.

         The Audit Committee, consisting of Kent M. Klineman (Chairman), J. David Hakman and Eli Arenberg, reviews and reports to the Board with respect to various auditing and accounting matters, including recommendations to the Board as to the selection of the Company's independent auditors, the scope of audit procedures, general accounting policy matters and the performance of the Company's independent auditors. The Audit Committee held four meetings in Fiscal 1996.

         The Compensation and Stock Option Committee, consisting of Joel L. Gold (Chairman), Ira J. Hechler, and Morris Gindi, was formed to review and make recommendations to the Board regarding all executive compensation matters. The Compensation Committee held three meetings in Fiscal 1996.

         The Nominating Committee,  consisting of Ira B. Lampert, Joel Gold, Ira
J. Hechler and Kent Klineman, was formed to nominate those persons who shall be invited to stand for election to the Board of Directors as management nominees at any and all ensuing meetings of the shareholders of the Company or pursuant to any actions with respect to the election of directors to be taken by written consent of the shareholders. The Nominating Committee held one meeting in Fiscal 1996. The Nominating Committee has proposed the slate of directors proposed herein. Shareholder suggestions of one or more nominees for election to the Board may be sent in writing to the Nominating Committee, Attention: Chairman, c/o the Company, 35 Mileed Way, Avenel, New Jersey 07001.

         In Fiscal 1996, all of the directors attended at least 75% of the aggregate of the total number of meetings of the Board and committees of which they were members.

Directors Compensation

         Non-employee members of the Board receive (i) an annual fee of $10,000,
(ii) a $2,500 annual fee for serving on each committee of the Board with the Chairman thereof receiving a $3,500 annual fee, and (iii) a meeting fee of $750 for each meeting attended in person and $250 for each meeting attended telephonically. In addition, under the Company's Incentive Plan each non-employee director is entitled to receive options pursuant to a formula to purchase up to 20,000 Common Shares upon his/her appointment as director. The Incentive Plan also provides for the grant of an immediately exercisable option to purchase 1,000 Common Shares on the date of the original grant and on each anniversary of the original grant. Pursuant to this plan each non-employee director (other than Eli Arenberg) received options to purchase 24,000 Common Shares and Eli Arenberg received options to purchase 23,000 Common Shares.

         As of December 22, 1996, all outstanding options held by directors of the Company having an exercise price of $4.00 a share or more were revised as follows:

              (a) The number of shares of Common Stock covered by each option was reduced by 25% (the reduction was applied first on a pro rata basis against the unvested installments of each option).

              (b) The exercise price for 50% of the shares covered by the revised option were repriced to be $2.00 per share, 25% were repriced to be $2.50 per share, and 25% to be $3.00 per share.

              (c) Vesting of the repriced options remained unchanged.

         Mr. Arenberg, through a company controlled by him, is a party to a consulting agreement with the Company. See "Certain Relationships and Related Transactions."



                                 EXECUTIVE OFFICERS

         The names of the current executive officers of the Company together with certain biographical information for each of them (other than Mr. Lampert and Mr. Jackel for whom biographical information is provided above) is set forth below:

Name of Executive Officer               Age       Positions and Offices with the Company

Ira B. Lampert......................... 51        Chairman, Chief Executive Officer and Director
Steve Jackel........................... 61        President, Chief Operating Officer and Director
Eli Shoer.............................. 49        Executive Vice President
Brian F. King.......................... 44        Vice President of Corporate and Strategic
                                                  Development and Managing Director of Concord
                                                  Camera HK Limited
Lawrence Pesin......................... 51        Vice President Global Marketing
Len Easterbrook........................ 64        Managing Director, Europe
Joseph R. Fusco........................ 40        Vice President North American Sales
George Erfurt.......................... 52        Vice President National Account Manager
Barry M. Shereck....................... 54        Vice President and Chief Financial Officer
Harlan I. Press........................ 32        Corporate Controller and Assistant Secretary


         Eli Shoer is Executive Vice President of the Company and has held such position since August 1995. From April 1991 to August 1995, Mr. Shoer was Director of Operations of Concord HK and managed the Company's manufacturing facilities in the Far East. Mr. Shoer worked as Senior Vice President for Operations of Keystone Camera Corporation from November 1990 through February 1991.

         Brian F. King is currently Vice President of Corporate and Strategic Development, Secretary and Managing Director of Concord Camera HK Limited and has held such positions since August 1996. Mr. King joined the Company in March 1996 as Vice President of Corporate and Strategic Development. From June 1991 through February 1996, Mr. King was Managing General Partner of Cripple Creek Associates, a partnership that built and operated two casinos in Cripple Creek, Colorado.

         Lawrence Pesin was appointed Vice President Global Marketing in February 1996. From December 1993 to January 1996 Mr. Pesin was Executive Vice President of Pavion, Ltd., a cosmetics and fragrances manufacturer. From April 1992 to December 1993 Mr. Pesin was Chief Executive Officer of Alfin Inc., an American Stock Exchange listed manufacturer of cosmetics and fragrances. From December 1983 to April 1992, Mr. Pesin was Chief Executive Officer of Colonia Inc. an international fragrance and cosmetics company.

         Len Easterbrook is Managing Director/General Manager-European Operations and has held such position since July 1995. Mr. Easterbrook joined the Company in 1990 as Managing Director of Concord (UK) Ltd. and held such position until October 1993. From October 1993 until July 1995 Mr. Easterbrook was Managing Director of Trade Quota Ltd., a specialist marketing company dealing with Eastern Europe.

         Joseph R. Fusco was appointed Vice President North American Sales in July 1996. From August 1993 to June 1996 Mr. Fusco was Director of Sales for Sansui USA, Inc., the American consumer sales and marketing division of Sansui International, a distributor of consumer electronic products. From August 1991 to August 1993, Mr. Fusco was Vice President of Sales and Marketing at Avenues, a manufacturer and importer of leather cases and business planners.

         George Erfurt is Vice President National Accounts Manager, a position which he assumed in July 1996. Mr. Erfurt joined the Company in 1991 and has held several management positions with the Company, including Managing Director/General Manager-Americas. Prior to jointing the Company, he was Executive Vice President of Sales and Marketing for Keystone Camera Corp.

         Barry M. Shereck was appointed Vice President and Chief Financial Officer of the Company effective August 5, 1996. From August 1995 to August 1996, Mr. Shereck was a Managing Director of Spring Investment Corporation, a private management company and a director of Greater China Corporation, its major client company. From February 1992 to August 1995, Mr. Shereck was Vice President and Chief Financial Officer of Tyco Playtime, Inc., a subsidiary of Tyco Toys, Inc.

         Harlan I. Press was appointed Corporate Controller and Assistant Secretary of the Company effective October 1,1996. Mr. Press joined the Company in April 1994 and has held the position of Chief Accounting Officer since November 1994. Mr. Press was a Senior Field Examiner for the CIT Group from April 1993 through April 1994. From December 1991 through April 1993, Mr. Press served as the Production Manager and Inventory Controller for Sandberg and Sikorski Diamond Corp, a jewelry manufacturer. Prior to then Mr. Press was a Senior Accountant in BDO Seidman's Audit Division.


Section 16 Beneficial Ownership Reporting Compliance

         The following officers, directors and holders of more than 10% of the outstanding Common Shares filed late reports under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") during the period July 1, 1995 through June 30, 1996: (i) Lawrence Pesin, Vice President - Global Marketing, late filing of a Form 5 due August 15, 1996, reporting a grant of options to purchase 60,000 shares of the Company's Common Stock; (ii) Brian King, Vice President, late filing of a Form 5 due August 15, 1996, reporting a grant of options to purchase 60,000 shares of the Company's Common Stock; and
(iii) Steve Jackel, President and Chief Operating Officer, late filing of a Form 5 due August 15, 1996, reporting a grant of 100,000 shares of restricted stock which was not reported on Mr. Jackel's Form 3. There are no known failures to file a required Form 3, 4 or 5 during Fiscal 1996 by any person required to file such forms with respect to the Company pursuant to Section 16 of the Exchange Act.



                                              EXECUTIVE COMPENSATION


I.  SUMMARY COMPENSATION TABLE


                                                                                          Long-Term
                                                                                         Compensation
                                              Annual Compensation                           Awards
              (a)                  (b)     (c)                (d)           (e)              (f)               (g)
                                                                                          Securities
                                                                        Other Annual      Underlying         All Other
      Name and Principal         Fiscal   Salary             Bonus      Compensation        Options         Compensation
         Position                 Year     ($)                ($)           ($)               (#)               ($)
     -------------------         ------   ------             -----      ------------      -----------       ------------
Ira B. Lampert                    1996   $551,282     $100,000(14)      $220,432 (1)      245,000 (13)       $18,289 (6)
   Chief Executive Officer,       1995    495,515               --       196,648 (2)      600,000 (4)(5)      11,477 (6)
   and Chairman                   1994    475,000               --        78,475 (3)      340,000             47,200 (7)

Steve Jackel                      1996    377,346       25,000(14)        36,237 (8)      300,000 (13)        38,631 (6)
   Chief Operating Officer,       1995     87,500               --         7,500 (8)      100,000                 --
   and President                  1994       --                 --            --               --                 --

Eli Shoer                         1996    214,039       42,000(14)        75,000 (9)       10,000 (13)            --
   Director of Operations --      1995    207,037               --        66,850 (9)      150,000 (4)             --
   Concord HK                     1994    200,000               --        60,000 (9)       25,000                 --

Gary M. Simon (11)                1996    205,288       26,250(14)            --               --              2,261 (6)
   Chief Financial Officer,       1995    175,000               --        16,800 (10)     190,000 (4)          2,260 (6)
    Secretary and Treasurer       1994    151,923           37,500            --               --              2,260 (6)

George Erfurt                     1996    175,657 (12)          --            --               --                 --
   Managing Director --           1995    208,184 (12)      20,000         4,800 (10)          --                 --
   Americas                       1994    178,692 (12)          --         4,800 (10)          --                 --



 (1) Includes $35,012, $122,775 and $54,461 paid for and to Mr. Lampert for an auto lease and costs, reimbursement of taxes and partial housing costs, respectively.
 (2) Includes $46,558, $102,740 and $47,350 paid for and to Mr. Lampert for an auto lease and costs, reimbursement of taxes and partial housing costs, respectively.
 (3) Includes $24,260, $25,179 and $22,210 paid for and to Mr. Lampert for an auto lease and costs, reimbursement of taxes and partial housing costs, respectively.
 (4) These options include options previously issued, cancelled, repriced and re-issued during Fiscal 1995.
 (5) Does not include 150,000 options contingent upon the consummation of an acquisition described in Mr. Lampert's employment agreement.
 (6)     Represents amount paid by the Company for insurance premiums.

 (7) Includes $25,208 paid by the Company for insurance premiums and $21,992 paid to Mr. Lampert for consulting fees and expenses in connection with consulting services provided by Mr. Lampert pursuant to the Company's consulting agreement with WEI, which terminated upon Mr. Lampert's employment with the Company.
 (8)     Represents  $27,414 and $8,823 paid to Mr. Jackel for an auto lease and
         costs  and   travel   expenses   reimbursed   to   Harjac   Consulting,
         respectively. For Fiscal 1995, represents amounts paid to Harjac for auto expenses.
 (9) Represents housing allowance paid to Mr. Shoer for living arrangements in the Far East.
(10)     Represents payment for auto allowances.
(11) Mr. Simon resigned from the Company effective July 31, 1996 and is currently a consultant to the Company.
(12) Includes sales commissions of $51,233 in Fiscal 1996, $118,184 in 1995 and $88,692 in 1994.
(13) Includes shares purchased from the Company for $5.375 per share by a loan from the Company and evidenced by full recourse promissory note secured by the Common Stock, and does not include an equal number of shares underlying a contingent restricted stock award which, as of the end of Fiscal 1996, were to vest as follows: 33 1/3% upon the Common Stock reaching a market price of $10.00 by August 31, 1997; 66 2/3% upon the Common Stock reaching a market price of $15.00 by February 28, 1999; and 100% upon the Common Stock reaching a market
         price of  $20.00  by August  31,  2000.  See "Certain   Relationships
         and  Related  Transactions"  for  information regarding   substitution
         of options to purchase Common Stock for contingent restricted stock awards.
(14) Represents bonus determined and paid by the Company in Fiscal 1996 on account of Fiscal 1995 performance.



II.      OPTION GRANTS IN FISCAL 1996


                              Individual Gains
           (a)               (b)              (c)          (d)           (e)            (f)            (g)            (h)
                                                                     Market Price                  Potential Realizable Annual
                         Number of        % of Total                 of Common                     Value at assumed Rates of
                         Securities       Options                    Stock On                      Stock Price Appreciation
                         Underlying       Granted to     Exercise    Date of                       for Option Term
Name of Executive        Options          Employees      Price       Grant           Expiration
Officer                  Granted          in 1996 (1)    ($/Sh)      ($/sh) (2)      Date                  5% ($)      10% ($)
----------------------   ------------     -----------    --------    -----------     ------------          ------      -------
Ira B. Lampert            245,000 (4)      25.51%        $5.375              --      Aug. 23, 2006        828,176    2,098,760
Steve Jackel              200,000          (3)           $4.00               --      Feb. 15, 2006        503,116    1,274,994
                          100,000 (4)      10.41%        $5.375              --      Aug. 23, 2006        338,031      856,637
Eli Shoer                  10,000 (4)       1.04%        $5.375              --      Aug. 23, 2006         33,803       85,664
Gary M. Simon (5)          25,000 (4)       2.60%        $5.375              --      Aug. 23, 2006         84,508      214,159
George Erfurt               2,000 (4)       0.21%        $5.375              --      Aug. 23, 2006          6,761       17,133



(1) The Company granted incentive stock options under the Company's Incentive Plan to purchase an aggregate of 960,500 shares.
(2) The market price on date of grant was either above or equal to the option price on the date of the grant.
(3) Mr. Jackel's grant of stock options is under a separate agreement and is not issued under the Company's Incentive Plan.
(4) Represents shares purchased for $5.375 per share by a loan from the Company and evidenced by a full recourse promissory note secured by the Common Stock, and does not include an equal number of shares underlying a contingent restricted stock award. See "Certain Relationships and Related Transactions" for information regarding substitution of options to purchase Common Stock for contingent restricted stock awards.
(5) Mr. Simon resigned from the Company effective July 31, 1996 and is currently a consultant to the Company.



III.     AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND FISCAL YEAR-END OPTION
         VALUES (1)
          (a)             (b)            (c)                   (d)                          (e)
                        Shares                        Number of Securities        Value of Unexercised In-
                       Acquired         Value        Underlying Unexercised       the-Money Options at FY
                      on Exercise     Realized       Options at FY End (#)             End ($) (2)
          Name            (#)            ($)        Exercisable Unexercisable    Exercisable Unexercisable
          ----           -----          -----       ----------- -------------    ----------- -------------
Ira B. Lampert            --             --              400,000    95,000 (3)      --            --
Steve Jackel              --             --               82,224   317,776        3,125           --
Eli Shoer                 --             --              150,000    10,000          --            --
Gary M. Simon (4)         --             --              142,000    48,000          --            --
George Erfurt             --             --               25,000     2,000          --            --


(1) Securities and Exchange Commission regulations require the information regarding options set forth in this table to be disclosed for Fiscal 1996. However, because the Board reduced the number of shares covered by each option and repriced certain options held by the persons listed below as of December 22, 1996, the table does not reflect the number of securities underlying the unexercised options or the value of the unexercised, in-the-money options as of the date of this Proxy Statement. See "Certain Relationships and Related Transactions" below for information regarding amendments to options.
(2) The closing price of the Company's Common Stock at 1996 Fiscal Year end was $3.125.
(3) Mr. Lampert's grants of stock options include a grant of 150,000 shares at $6.00 that is contingent upon the consummation of an acquisition described in Mr. Lampert's employment agreement.
(4) Mr. Simon resigned from the Company effective July 31, 1996 and is currently a consultant to the Company.


Executive Employment Contracts, Termination of Employment and Change in Contract Arrangements

         The employment agreement between the Company and Ira B. Lampert effective July 1, 1993 was amended and restated as of September 1, 1994 (the "Lampert Agreement"). The Lampert Agreement provides that Mr. Lampert serve in the additional capacities of Chairman and Chief Executive Officer of the Company. The Lampert Agreement provides for an annual salary of $500,000, has a term of four years and provides for automatic one year renewals, unless prior written notice is given by either party. Under the Lampert Agreement, Mr. Lampert's grant of an option to purchase 340,000 Common Shares was amended and restated to an exercise price of $4.00 per share, of which 252,500 were exercisable as of December 21, 1996 and the balance were exercisable in allotments of 12,500 on each February 28 (or February 29 as the case may be), May 31, August 31 and November 30 until exercisable as to the entire amount. Such shares have anti-dilution provisions and are exercisable through July 2003. In addition, the Lampert Agreement granted Mr. Lampert an additional option to purchase 260,000 Common Shares at an exercise price of $4.00 per share, of which 172,500 were exercisable as of December 21, 1996 and the balance were exercisable in allotments of 12,500 on each February 28 (or February 29, as the case may be), May 31, August 31 and November 30 until exercisable as to the entire amount. Such shares also have anti-dilution provisions and are exercisable through September 2004. As of December 22, 1996, Mr. Lampert's outstanding options having an exercise price of $4.00 or more were amended. See "Certain Relationships and Related Transactions" below for information regarding amendments to options.

         The Lampert Agreement prohibits Mr. Lampert from competing with the Company for a one-year period upon expiration of the Lampert Agreement. The Lampert Agreement also provides that if the Company consummates an acquisition identified in the Lampert Agreement during Mr. Lampert's term of employment with the Company, Mr. Lampert will receive a cash bonus of $300,000 and will be granted an option to purchase 150,000 Common Shares at an exercise price of $6.00 per share.

         Effective October 1, 1994, the Company entered into an employment agreement with Eli Shoer, whereby Mr. Shoer is employed as Managing Director of Operations of the Company's Far East operations and as Senior Vice President of the Company. The employment agreement has a term of three years and provides for an annual salary of $210,000. In addition, Mr. Shoer receives an annual housing allowance of $75,000. Mr. Shoer's employment agreement prohibits Mr. Shoer from competing with the Company for a one-year period upon termination of such employment agreement. The agreement also provides that previous stock option agreements for an aggregate of 145,000 shares at varying prices ranging from a high of $8.875 to a low of $4.4375 are relinquished by Mr. Shoer. In lieu of such options he was granted options for 75,000 shares at an exercise price of $3.25 and 75,000 shares at an exercise price of $4.00. The agreement described in this paragraph supersedes the July 1, 1993 agreement between Mr. Shoer and the Company. As of December 22, 1996, Mr. Shoer's outstanding options having an exercise price of $4.00 or more were amended. See "Certain Relationships and Related Transactions" below for more information regarding amendments to options.

         Effective June 1, 1994, the Company entered into an employment agreement with Gary M. Simon whereby Mr. Simon was employed as Chief Financial Officer and Treasurer of the Company. The Agreement is for a term of three years and provided for an annual salary of $175,000. Under the Agreement Mr. Simon was granted an option to purchase 30,000 Common Shares at an exercise price of $3.00 per share, 7,500 of which were presently exercisable with the balance exercisable in allotments of 7,500 after the completion of the first, second and third years of his term of employment. In addition, Mr. Simon was granted a presently exercisable option to purchase 40,000 Common Shares at $3.00 per share; and 120,000 Common Shares at an exercise price of $4.00 per share which options vest as follows: 24,000 on June 1, 1995; 48,000 on June 1, 1996; and 48,000 on June 1, 1997. Options to purchase 50,000 Common Shares granted to Mr. Simon prior to June 1, 1994 were canceled. Mr. Simon's employment agreement prohibits Mr. Simon from competing with the Company for a one-year period upon termination of such employment agreement. Mr. Simon resigned from the Company effective July 31, 1996 and is currently a consultant to the Company. In accordance with Mr. Simon's employment agreement all outstanding options were canceled 90 days from the effective date of his termination.

         As of January 1, 1996, the Company and Steve Jackel entered into an Employment Agreement (the "Jackel Agreement"), whereby Mr. Jackel is employed as President and Chief Operating Officer of the Company. Prior to entering into the Jackel Agreement, Mr. Jackel rendered consulting services to the Company pursuant to a Consulting Agreement (the "Harjac Agreement"), dated May 1, 1995, between the Company and Harjac Consulting Corp., a corporation owned by Mr. Jackel, which agreement was terminated upon the effective date of the Jackel Agreement. The Jackel Agreement provides for an annual salary of $400,000, has a term of three years commencing on January 1, 1996 and provides for automatic one-year renewals unless prior written notice is given by either party. The Jackel Agreement prohibits Mr. Jackel from competing with the Company for at least one year following the termination of Mr. Jackel's employment.

         Pursuant to the Jackel Agreement and an Option Agreement, dated as of February 15, 1996 and executed by the Company and Mr. Jackel pursuant to the Jackel Agreement, Mr. Jackel was granted stock options to purchase 200,000 shares of the Company's Common Stock at an exercise price of $4.00 per share, of which approximately 95,000 were exercisable as of December 21, 1996, with the balance becoming exercisable in equal allotments of 1,000 shares on the Thursday of each successive week through and including December 31, 1998. In addition, pursuant to the Harjac Agreement, Mr. Jackel, through Harjac Consulting Corp., was granted stock options to purchase 25,000 shares of the Company's Common Stock at an exercise price of $3.00 per share and 75,000 shares of the Company's Common Stock at an exercise price of $4.00 per share. These options to acquire a total of 300,000 shares of Common Stock were not granted pursuant to the Company's Incentive Plan. Prior to December 22, 1996, Mr. Jackel also owned additional options to acquire 100,000 shares of Common Stock at $5.35, which were granted pursuant to the Company's Incentive Plan. All options with an exercise price of $4.00 or more were amended as of December 22, 1996. See "Certain Relationships and Related Transactions" below for information regarding amendments to options.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Chief Executive Officer ("CEO"). The Lampert Agreement was amended and restated as of September 1, 1994 to, among other matters, increase Mr. Lampert's annual salary in connection with his appointment to the additional positions of Chairman and CEO of the Company on July 14, 1994, and to provide additional incentive to Mr. Lampert to continue to exert his utmost efforts to contribute to the Company's success and prosperity and to thereby benefit the Company and its shareholders. See "Executive Employment Contracts, Termination of Employment and Change in Contract Arrangements."

         The Compensation Committee engaged the services of outside compensation consultants to obtain information and advice about competitive levels of compensation and particular compensation techniques of public companies of comparable size (i.e., annual sales volume) for the installation of a new pay package for Mr. Lampert as set forth in the Lampert Agreement. The Compensation Committee approved the Lampert Agreement based on such subjective criteria as
(i) the complex international structure and operations of the Company, which are equivalent to those of large international corporations although its revenues are not, (ii) the contentious legal environment of the Company, (iii) the parity of CEO pay with other existing executive officers of the Company and executive officers to be hired in the future, (iv) the financial turn-around of the Company, (v) prior pay practices of the Company for its former CEO, (vi) lack of retirement plan, and (vii) the extensive amount of time and world-wide travel that the CEO position entails (Mr. Lampert has spent, and continues to spend, a significant amount of time at the Company's offices in Hong Kong, its manufacturing facilities in China in addition to his travels to Japan, Eastern and Western Europe and Central America).

         Executive Officers Generally. The CEO recommends the level of compensation of each executive officer to the Compensation Committee based on such subjective criteria as the compensation of executives at corporations of similar size and operations, years of service to the Company, the amount of time and travel the position requires, the effort put forth during the past year and the desire to encourage the long-term commitment of the executive. The Compensation Committee considers each of these factors in determining whether to approve or modify the CEO's recommendation. With respect to new executives, the CEO and the Compensation Committee also take into consideration the results of any arms-length negotiations between the Company and such executive. In addition, as part of the compensation package of each executive, the CEO recommends, and the Compensation Committee considers, the grant of stock options to each executive based on the above factors. It is the Compensation Committee's policy to make stock options as large a portion of an executive's gross compensation package as is reasonable because of the benefits such long-term incentives provide to the shareholders and the Company.

         Following the end of Fiscal 1996, the Company's management stock purchase provisions were amended to replace contingent stock awards with stock options and all outstanding stock options with an exercise price of $4.00 or more were amended to reduce the exercise price of, and the number of shares underlying, such options. See "Directors Compensation" and "Certain Relationships and Related Transactions".

         Joel Gold
         Ira J. Hechler
         Morris Gindi

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS

                         PERFORMANCE GRAPHS FOR
                          CONCORD CAMERA CORP.


              The following graph reflects a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of an initial $100 investment on June 30, 1991 in the Company's Common Stock, the Nasdaq Stock Market - US Index and a Peer Group Index. The Peer Group Index comprises the members of the SIC Code 3860 (Photographic Equipment and Supplies) as listed in the Nasdaq Stock Market 1996 Fact Book. The comparisons in this table are required by the Securities and Exchange Commission. The stock price performance shown on the graph is not intended to forecast or be indicative of future price performance.

[GRAPHIC OMITTED] (DETAILS LISTED BELOW)

                               6/91    6/92    6/93    6/94    6/95    6/96

Concord Camera Corp.            100     104      81      44      68      48

Peer Group                      100     103     115     142     142     186

NASDAQ Stock Market - US        100     120     151     153     204     261

                               BENEFICIAL OWNERSHIP


         The following table sets forth certain information as of January 31, 1997 with respect to (i) those persons or groups known to the Company to beneficially own more than 5% of the Common Stock, (ii) each of the directors and nominees of the Company, (iii) the Company's executive officers named in the summary compensation table, and (iv) the Company's directors and executive officers as a group:

                                                               Amount and Nature of         Percent
Name and Address of Beneficial Owner                           Beneficial Ownership(1)     of Class(1)
------------------------------------                           -----------------------     -----------
(i) Beneficial Owners of More than 5%
of the Common Shares
Theodore H. Kruttschnitt...................................            1,205,000              11.1%
   1350 Bayshore Blvd., Suite 850
   Burlingame, California 94010
VC Holdings, Inc.(2).......................................              927,306               8.5%
   250 Park Avenue
   New York, New York 10017
Deltec Asset Management.....................................             639,025               5.9%
   535 Madison Avenue
   New York, New York 10022

(ii) Directors and Nominees of the Company
Ira B. Lampert..............................................           1,240,749(3)(4)        11.4%
   Concord Camera Corp.
   35 Mileed Way
   Avenel, New Jersey 07001
Steve Jackel................................................           1,240,749(3)(5)        11.4%
   Concord Camera Corp.
   35 Mileed Way
   Avenel, New Jersey 07001
Eli Arenberg................................................              72,750(6)            *
   9578 Harbour Lake Circle
   Boynton Beach, Florida 33437
Joel L. Gold................................................              26,250(7)            *
   L.T. Lawrence & Co. Inc.
   3 New York Plaza
   New York, New York 10004
Morris Gindi................................................              15,750(8)            *
   Notra Trading, Inc.
   One Woodbridge Center
   Woodbridge, NJ 07095
J. David Hakman.............................................              15,750(8)            *
   Hakman & Co., Inc.
   Suite 300
   1350 Bayshore Highway
   Burlingame, CA 94010


                                                            15




                                                               Amount and Nature of         Percent
Name and Address of Beneficial Owner                           Beneficial Ownership(1)     of Class(1)
Ira J. Hechler..............................................             461,750(9)            4.3%
   Ira J. Hechler and Associates
   45 Rockefeller Plaza
   New York, New York 10111
Kent M. Klineman.............................................            124,000(10)           1.2%
   c/o Klineman Assoc., Inc.
   1270 Avenue of the Americas
   New York, NY 10020

(iii) Executive Officers
Eli Shoer...................................................           1,240,749(3)(11)       11.4%
   Concord Camera Corp.
   35 Mileed Way
   Avenel, New Jersey 07001
Brian F. King...............................................           1,240,749(3)(12)       11.4%
   Concord Camera Corp.
   35 Mileed Way
   Avenel, New Jersey 07001
Lawrence Pesin..............................................           1,240,749(3)(12)       11.4%
   Concord Camera Corp.
   35 Mileed Way
   Avenel, New Jersey 07001
George Erfurt...............................................           1,240,749(3)(13)       11.4%
   Concord Camera Corp.
   35 Mileed Way
   Avenel, New Jersey 07001
Gary M. Simon...............................................           1,240,749(3)(14)       11.4%
   23 Lotus Street
   Cedarhurst, NY 11516
Arthur Zawodny..............................................           1,240,749(3)(15)       11.4%
   Concord Camera Corp.
   35 Mileed Way
   Avenel, New Jersey 07001

(iv) All executive officers and directors as a group (14 Persons)      1,956,999              18.0%

   * Indicates less than 1%.



(1) All information is as of January 31, 1997 and was determined in accordance with Rule 13d-3 under the Exchange Act based upon information furnished by the persons listed or contained in filings made by them with the Commission. As of January 31, 1997, the Company had issued and outstanding 10,880,473 Common Shares, the Company's only class of voting securities outstanding. Unless otherwise indicated, beneficial ownership disclosed consists of sole voting and dispositive power.
(2) VC Holding, Inc. is the sole manager and holds 100% of the voting interests of Venture Capital Equities, L.L.C. Dominion Capital, Inc. contributed all of its interests in a specified portfolio of investments, including the above described Company securities to Venture Capital Equities, L.L.C.

(3) Represents the total number of shares which are beneficially owned by a group comprising Ira B. Lampert, Steve Jackel, Eli Shoer, Brian F. King, Lawrence Pesin, George Erfurt, Gary M. Simon and Arthur Zawodny as a result of the terms of an Amended and Restated Voting Agreement, dated as of January ___, 1997 (the "Voting Agreement"), pursuant to which each party to the Voting Agreement agreed to vote any purchased shares or option shares acquired by such party under the Company's Incentive Plan in accordance with the will of the holders of a majority of all the shares issued under the Company's Incentive Plan.
(4) Includes 53,850 shares purchased in the open market, 245,000 shares purchased pursuant to a purchase agreement with the Company and 402,833 shares underlying stock options, as to all of which such person has sole dispostive power. Excludes 452,167 shares underlying options which will not become exercisable within 60 days of January 31, 1997.
(5) Includes 100,000 shares purchased pursuant to a purchase agreement with the Company and 188,917 shares underlying stock options, as to all of which such person has sole dispostive power. Excludes 142,333 shares underlying options which will not become exercisable within 60 days of January 31, 1997.
(6) Represents 28,000 shares purchased in the open market and 44,750 shares underlying stock options. Excludes 8,000 shares underlying options which will not become exercisable within 60 days of January 31, 1997.
(7) Represents 10,500 shares purchased in the open market and 15,750 shares underlying stock options. Excludes 3,000 shares underlying options which will not become exercisable within 60 days of January 31, 1997.
(8) Represents shares underlying stock options. Excludes 3,000 shares underlying options which will not become exercisable within 60 days of January 31, 1997.
(9) Represents 446,000 shares purchased in the open market and 15,750 shares underlying stock options. Excludes 3,000 shares underlying options which will not become exercisable within 60 days of January 31, 1997.
(10) Represents 108,250 shares purchased in the open market and 15,750 shares underlying stock options. Excludes 3,000 shares underlying options which will not become exercisable within 60 days of January 31, 1997.
(11) Includes 10,000 shares purchased pursuant to a purchase agreement with the Company and 90,167 shares underlying stock options, as to all of which such person has sole dispostive power. Excludes 51,083 shares underlying options which will not become exercisable within 60 days of January 31, 1997.
(12) Includes 27,500 share purchased pursuant to a purchase agreement with the Company and 7,333 shares underlying stock options, as to all of which such person has sole dispostive power. Excludes 65,167 shares underlying options which will not become exercisable within 60 days of January 31, 1997.
(13) Includes 1,000 shares purchased in the open market, 2,000 shares purchased pursuant to a purchase agreement with the Company and 26,783 shares underlying stock options, as to all of which such person has sole dispositive power. Excludes 1,467 shares underlying options which will not become exercisable within 60 days of January 31, 1997.
(14) Includes 25,000 shares purchased pursuant to a purchase agreement with the Company and 6,666 shares underlying stock options, as to all of which such person has sole dispositive power. Excludes 18,334 shares underlying options which will not become exercisable within 60 days of January 31, 1997. Mr. Simon resigned from the Company effective July 31, 1996 and is currently a consultant to the Company.
(15) Includes 7,000 shares pursuant to a purchase agreement with the Company and 11,867 shares underlying stock options, as to all of which such person has sole dispositive power. Excludes 17,133 shares underlying options which will not become exercisable within 60 days of January 31, 1997.

Certain Relationships and Related Transactions

         In connection with Ira J. Hechler's purchase of Common Shares in a private placement completed on December 31, 1992 (the "Private Placement"), the Company, Jack C. Benun (then Chairman and Chief Executive Officer of the Company) and Mr. Hechler entered into a certain Management Agreement, dated December 31, 1992 (the "Management Agreement"), which provided among other matters that (i) Mr. Benun would retain, on and after the closing of a proposed loan facility with a new lender, his position as Chairman and Chief Executive Officer of the Company (Mr. Benun's employment with the Company was terminated on July 13, 1994), (ii) Mr. Benun would propose, at any Meetings to elect directors, a slate consisting of nominees for director chosen by Mr. Hechler (the "Hechler Nominees"), Mr. Benun and other members of whom a majority would, to the extent practical, be new "unaffiliated" or "independent" members of the Board, (iii) Mr. Benun would vote all Common Shares over which he had sole voting power on the date of the Management Agreement or acquired thereafter in favor of the Hechler Nominees for election to the Board at all Meetings to Elect Directors, (iv) Mr. Hechler would vote or cause to be voted all Common Shares over which he has sole voting power on the date of the Management Agreement or acquired thereafter and all Common Shares purchased by him or his designee in the Private Placement in favor of Mr. Benun's nominees at all meetings to elect directors, (v) neither Mr. Benun nor Mr. Hechler, Hechler & Associates or any of their respective affiliates (the "Hechler Group"), without the consent of two-thirds of the Board, from December 31, 1992 through December 1, 1994 would
(a) solicit proxies with respect to securities of the Company or become a "participant" in any "election contest" relating to the election of directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company, (b) make any public announcement with respect to, or submit a formal proposal for a transaction between any member of the Hechler Group and the Company or any of its securities holders except proposals recommending transactions in the ordinary course of the Company's business, (c) act to seek control of management, Board or policies of the Company except in any such person's capacity as a director, or (d) form, join or participate in a group for purposes of any transactions referred to in
(a), (b), or (c) above, and (vi) the Warrant be amended (a) to extend the exercise period of the Warrant until December 1, 1993, (b) to eliminate the mandatory exercise and early termination provisions of the Warrant and (c) provide that the purchase by all purchasers in the Private Placement will not trigger the anti-dilution provisions of the Warrant. The Company believes that Mr. Benun no longer has any rights under the Management Agreement to nominate directors of the Company. Mr. Benun has asserted that he continues to have such rights and intends to enforce them. An action brought by Benun in Fiscal 1995 to enforce such rights was dismissed in Fiscal 1996.

         On August 1, 1994, ELA Enterprises, Inc., a company owned by Eli Arenberg, was granted an option under the Company's Incentive Plan to purchase 10,000 Common Shares at an exercise price of $3.00 per share, 10,000 Common Shares at an exercise price of $4.00 per share, and 10,000 Common Shares at an exercise price of $5.00 per share, in connection with consulting services provided by Mr. Arenberg to the Company pursuant to the ELA Enterprises, Inc. Consulting Agreement. All options previously granted to Mr. Arenberg were canceled. In addition, ELA Enterprises, Inc. will be paid at an hourly rate for consulting services provided to the Company.

         On August 23, 1995, the Compensation Committee of the Board approved stock purchase awards under the Company's Incentive Plan pursuant to which 500,000 Common Shares were made available for purchase by senior management of the Company at a price per share equal to $5.375 per share (the closing price of the Common Stock on August 23, 1995) pursuant to binding commitments to be made by such persons by August 31, 1995. The Company received commitments for the purchase of 444,000 of such shares. Each purchaser was also granted the right to receive a contingent restricted stock award covering a number of shares equal to the number of shares purchased by such purchaser. The contingent restricted stock was to be issued based upon attainment of increases in shareholder value in accordance with the Incentive Plan as follows:

Percentage of Restricted Stock    Fair Market Value      Latest Attainment Date
          33 1/3%                       $10.00              August 31, 1997
          66 2/3%                       $15.00             February 28, 1999
          100%                          $20.00              August 31, 2000


         If issued, such contingent restricted shares were to vest over a three-year period and were subject to forfeiture prior to vesting under certain conditions.

         Pursuant to purchase agreements (the "Purchase Agreements"), members of the Company's senior management purchased shares of Common Stock (the "Purchased Shares") pursuant to the terms of the Management Equity Provisions of the Company's Incentive Plan. As payment for such shares, each purchaser executed a full recourse note for the purchase price of such shares (each a "Note"; collectively, the "Notes") and pledged the Purchased Shares as security for the payment of the Note. The notes mature five years from the date of purchase (May 7, 1996 in the case of Notes executed by Brian King and Lawrence Pesin and November 7, 1995 in the case of Notes executed by all other purchasers), and bear interest at 6%.

         Concurrently with the execution of their respective Purchase Agreements and Notes, each purchaser entered into a Voting Agreement pursuant to which each purchaser agreed to vote all of his Purchased Shares and contingent restricted stock in accordance with the determination of the holders of a majority of all of the Purchased Shares and contingent restricted stock held by the purchasers. To effect the foregoing, each of the purchasers delivered to Mr. Lampert an irrevocable proxy and agreed that prior to any transfer of Purchased Shares and contingent restricted stock, such purchaser will cause the transferee (A) to agree in writing with Mr. Lampert to be bound by the provisions of the Voting Agreement and (B) to execute and deliver to Mr. Lampert an irrevocable proxy.

         Pursuant to Amendments to each of the Purchase Agreements, dated January __, 1997 (the "Amendments"), the Company was relieved of its obligation to issue any contingent restricted stock. Instead, each member of the Company's senior management received, as of December 22 ,1996, options to purchase that number of shares of Common Stock (the "Option Shares") equal to the number of Purchased Shares purchased by such person, which number is set forth opposite each person's name on the following table:

           Person                                      Number of Options

           George Erfurt                                    2,000
           Steve Jackel                                   100,000
           Brian King                                      27,500
           Ira B. Lampert                                 245,000
           Lawrence Pesin                                  27,500
           Eli Shoer                                       10,000
           Arthur Zawodny                                   7,000
           Gary M. Simon                                   25,000

The options vested as to 20% of the Option Shares covered thereby as of December 22, 1996, and the balance of the shares covered thereby vest beginning December 31, 1996 in equal monthly installments over a four-year period during the term of employment or consultancy. The unvested portion will immediately become vested in the event that the average closing price of the Common Stock for any consecutive 90 trading day period is at least $5.00. The unvested portion is cancelable upon any termination of employment or consultancy (except for death, disability or retirement).

         Concurrently  with  the  Amendments,   the  Voting  Agreement  and  the
irrevocable proxies were amended and restated to include the Option Shares and to delete the contingent restricted stock.

         As of December 22, 1996, all outstanding options held by senior management and directors of the Company that previously had an exercise price of up to $3.99 per share remained unchanged. All such options having an exercise price at $4.00 a share or above (including those granted to ELA Enterprises, Inc.) were revised as follows:

                  (a) The number of shares of Common Stock covered by each option was reduced by 25% (the reduction was applied on a pro rata basis first against the unvested installments of each option).

                  (b) The exercise price for 50% of the shares covered by the revised option were repriced to be $2.00 per share, 25% were repriced to be $2.50 per share, and 25% to be $3.00 per share.

                  (c) Vesting of the repriced options remained unchanged.

         The following tables detail the above changes in options held by senior management:



                        OPTIONS HELD PRIOR TO CHANGES OF 12/22/96                 TERMS OF ORIGINAL GRANT
              -----------------------------------------------------     ------------------------------------
                    # OF                                                                END OF
                 UNDERLYING    OPTION       VESTED       UNVESTED            GRANT      VESTING      VESTING
                   SHARES      PRICE ($)    SHARES        SHARES              DATE      PERIOD        METHOD
                  --------    ----------   --------      -------- ----    --------     --------    ---------
Ira B. Lampert     260,000     4.0000       172,500        87,500          9/30/94      8/31/98    quarterly
                   340,000     4.0000       252,500        87,500           7/1/93      8/31/97    quarterly

---------------   --------    --------     ---------     -------- ----    --------     --------    ---------
Steve Jackel        25,000     3.0000        25,000             0           5/1/95     12/31/95         100%
                    75,000     4.0000        75,000             0           5/1/95      4/30/96         100%
                   200,000     4.0000        95,000       105,000          2/15/95     12/31/98       weekly

--------------    --------    --------     ---------     -------- ----    --------     --------    ---------
Eli Shoer           75,000     4.0000        50,000        25,000          10/1/94      9/30/97       annual
                    75,000     3.2500        75,000             0          10/4/94      10/4/94       annual

--------------    ---------   --------     ---------     -------- ----    --------     --------    ---------
Brian King          60,000     4.0000             0        60,000           5/7/96       5/7/99       annual

--------------    ---------   --------     ---------     -------- ----    --------     --------    ---------
Lawrence Pesin      60,000     4.0000             0        60,000           5/7/96       5/7/99       annual

--------------    ---------   --------     ---------     -------- ----    --------     --------    ---------
Arthur Zawodny      12,000     3.2500        12,000             0         10/21/94     10/21/94       annual
                     8,000     3.2500         4,000         4,000         10/21/94      5/31/98       annual
                    12,000     2.8125         6,000         6,000          5/15/96      5/15/97       annual

--------------    ---------   --------     ---------     -------- ----    --------     --------    ---------
George Erfurt       25,000     7.6875        25,000             0           8/2/91       8/3/92         100%
                    10,000     5.5625        10,000             0           4/1/92       4/2/92         100%

-------------     ---------   --------     ---------     -------- ----    --------     --------    ---------





                                   OPTIONS HELD AFTER 12/22/96        OPTIONS HELD AFTER 12/22/96 WITH
                                                                           ORIGINAL EXERCISE PRICE
                  # OF          NUMBER
                 OPTIONS          OF        SHARES     SHARES
                CANCELLED       SHARES      VESTED    UNVESTED        PRICE ($)     VESTED UNVESTED
                ---------       ------      ------    --------        --------    -------     ------

Ira B. Lampert    (65,000)      195,000     129,375     65,625          0.0000          0          0
                  (85,000)      255,000     189,375     65,625          0.0000          0          0
--------------   ---------    ---------    --------  ---------  ---   --------    -------     ------
Steve Jackel            0        25,000      25,000          0          3.0000     25,000          0
                  (18,750)       56,250      56,250          0          0.0000          0          0
                  (50,000)      150,000      71,250     78,750          0.0000          0          0
--------------   ---------    ---------    --------  ---------  ---   --------    -------     ------
Eli Shoer         (18,750)       56,250      37,500     18,750          0.0000          0          0
                        0        75,000      75,000          0          3.2500     75,000          0
--------------   ---------    ---------    --------  ---------  ---   --------    -------     ------
Brian King        (15,000)       45,000           0     45,000          0.0000          0          0
--------------   ---------    ---------    --------  ---------  ---   --------    -------     ------
Lawrence Pesin    (15,000)       45,000           0     45,000          0.0000          0          0
--------------   ---------    ---------    --------  ---------  ---   --------    --------    ------
Arthur Zawodny          0        12,000      12,000          0          3.2500     12,000          0
                        0         8,000       4,000      4,000          3.2500      4,000      4,000
                        0        12,000       6,000      6,000          2.8125      6,000      6,000
--------------   ---------    ---------    --------  ---------  ---   --------    -------     ------
George Erfurt      (6,250)       18,750      18,750          0          0.0000          0          0
                   (2,500)        7,500       7,500          0          0.0000          0          0
--------------   ---------    ---------    --------  ---------  ---   --------    -------     ------



                                       OPTIONS HELD AFTER 12/22/96 WITH NEW EXERCISE PRICE
-----------------------------------------------------------------------------------------------------------------
                          $2.00 PRICE            $2.50 PRICE             $3.00 PRICE            TOTAL OUTSTANDING
                          -----------            -----------             -----------             -----------------
                      VESTED     UNVESTED      VESTED    UNVESTED      VESTED    UNVESTED       VESTED   UNVESTED
---------------     --------   ----------    --------   ---------    --------   ---------     --------   --------
Ira B. Lampert        64,688       32,813      32,344      16,406      32,344      16,406      129,375     65,625
                      94,688       32,813      47,344      16,406      47,344      16,406      189,375     65,625
---------------    ---------   ----------    --------   ---------    --------   ---------     --------   --------
Steve Jackel               0            0           0           0           0           0       25,000          0
                      28,125            0      14,063           0      14,063           0       56,250          0
                      35,625       39,375      17,813      19,688      17,813      19,688       71,250     78,750
---------------    ---------   ----------    --------   ---------    --------   ---------     --------   --------
Eli Shoer             18,750        9,375       9,375       4,688       9,375       4,688       37,500     18,750
                           0            0           0           0           0           0       75,000          0
---------------    ---------   ----------    --------   ---------    --------   ---------     --------   --------
Brian King                 0       22,500           0      11,250           0      11,250            0     45,000
---------------    ---------   ----------    --------   ---------    --------   ---------     --------   --------
Lawrence Pesin             0       22,500           0      11,250           0      11,250            0     45,000
---------------    ---------   ----------    --------   ---------    --------   ---------     --------   --------
Arthur Zawodny             0            0           0           0           0           0       12,000          0
                           0            0           0           0           0           0        4,000      4,000
                           0            0           0           0           0           0        6,000      6,000
---------------    ---------   ----------    --------   ---------    --------   ---------     --------   --------
George Erfurt          9,375            0       4,688           0       4,688           0       18,750          0
                       3,750            0       1,875           0       1,875           0        7,500          0
---------------    ---------   ----------    --------   ---------    --------   ---------     --------   --------

         The following executive officers of the Company are indebted to the Company for amounts in excess of $60,000 as a result of purchases pursuant to the Purchase Agreements:


Ira B. Lampert............................................      $1,316,875.00
Steve Jackel..............................................        $537,500.00
Lawrence Pesin............................................        $147,812.50
Brian F. King.............................................        $147,812.50
Gary M. Simon.............................................        $134,375.00


       AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES FROM 20,000,000 TO 40,000,000

         The Board of Directors of the Company has approved submission to the stockholders proposed amendments to the Company's Certificate of Incorporation which would (i) increase the authorized Common Stock from 20,000,000 shares to 40,000,000 shares, and (ii) authorize a class of preferred stock.

Increase of Authorized Capital

         The Company's authorized capital stock currently consists of 20,000,000 Common Shares. On January 31, 1997, there were 10,880,473 Common Shares outstanding. There are no preemptive or other subscription rights, conversion rights, or redemption or sinking fund provisions with respect to Common Shares. All outstanding Common Shares are fully paid and non-assessable.

         The management of the Company believes that it is appropriate to have additional Common Shares available for issuance in transactions which are in the best interest of the Company. The Company is not presently involved in substantive negotiations for any corporate acquisitions. The increase in authorized Common Shares will provide the Company with the flexibility necessary to achieve its desired growth by either financing such expansion through the issuance of Common Shares in the public markets, to strategic investors or in connection with acquisitions. The Company will not seek further authorization from its stockholders prior to the issuance of its Common Shares, except as may be otherwise required by law or by NASDAQ National Market rules.

         The Board is seeking stockholder approval of the amendment to the Certificate to increase the authorized Common Shares to 40,000,000. Stockholder approval requires the affirmative vote of the votes cast by the holders of a majority of the Common Shares present or represented and entitled to vote at the Annual Meeting. The Board recommends a vote FOR the amendment to the Certificate to increase the authorized Common Shares to 40,000,000 and it is intended that Common Shares represented by the enclosed form of proxy will be voted in favor of such amendment to the Certificate unless otherwise specified in such proxy.


               AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
                            TO AUTHORIZE PREFERRED STOCK
                                (Proposal No. 2(b))

         The Board proposed and recommends that the Certificate be amended to authorize 1,000,000 shares of preferred stock, no par value per share ("Preferred Stock"), which would have such voting powers, designations, preferences, and relative, participating, optional and conversion or other special rights, and such qualifications, limitations or restrictions, as the Board may designate for each class or series issued from time to time. These would include, but not be limited to (A) the designation of each class or series and the number of shares that will constitute each such class or series; (B) the dividend rate for such class or series; (C) the price at which, and the terms and conditions on which, the shares of such class or series may be redeemed, if such shares are redeemable; (D) the voting rights, if any, of shares of such class or series; and (E) the terms and conditions, if any, upon which shares of such class or series may be converted into shares of other classes or series of shares of the Company, or other securities.

         The Company currently does not have any shares of preferred stock authorized. All 1,000,000 shares of Preferred Stock would be available for issuance without further action by the stockholders of the Company, and the Company does not intend to seek stockholder approval prior to any issuance of Preferred Stock, unless otherwise required by law or by NASDAQ National Market rules. The Board has no present plans for issuance of any shares of Preferred Stock, nor does it have any present plans to apply for the listing of the Preferred Stock on a national securities exchange or quotation on a securities quotation system.

         The proposed authorization of Preferred Stock is deemed desirable in that it would enhance the Company's flexibility in connection with possible future actions, such as stock splits, stock dividends, financings, mergers, acquisitions, or other purposes. Having such authorized shares available for issuance in the future would allow shares to be issued without the expense and delay of a special stockholders' meeting.

         The authorized but unissued shares of Preferred Stock also could be used to impede a change in control of the Company. Under certain circumstances, such shares could be used to deter persons seeking to effect a takeover or otherwise gain control of the Company. For example, a class or series of Preferred Stock could be designated that would be convertible into Common Shares upon the acquisition by a third party of a specified percentage of the Company's voting stock. The conversion of the Preferred Stock would dilute the voting power of the acquiror, and would make subsequent transactions the acquiror may wish to effect more difficult or costly. Use of the Preferred Stock in the foregoing manner may be disadvantageous to stockholders who would deem the attempted takeover efforts as desirable. (The Board is not currently aware of any planned takeover efforts.) Further, this proposal may be disadvantageous to stockholders in that Preferred Stock with disproportionate voting rights may be used to entrench management, making it more difficult to remove directors at a time when the stockholders would prefer to do so. Preferred Stock also may be used to prevent or discourage offers to purchase blocks of Common Shares, the results of which purchases may cause uncharacteristic or artificial changes in the market place of Common Shares.

         The Board is seeking stockholder approval of the amendment to the Certificate to authorize Preferred Stock. Stockholder approval requires the affirmative vote of a majority of the votes cast by the holders of shares present or represented and entitled to vote at the Annual Meeting. The Board recommends a vote FOR the amendment to the Certificate to authorize Preferred Stock and it is intended that shares represented by the enclosed form of proxy will be voted in favor of such amendment to the Certificate unless otherwise specified in such proxy.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board has reappointed the independent accounting firm of Ernst & Young as auditors of the Company for Fiscal 1997. Shareholder approval requires the affirmative vote of the holders of a majority of Common Shares represented and entitled to vote at the Annual Meeting. A representative of Ernst & Young is expected to attend the Annual Meeting, will have the opportunity to make a statement should he desire to do so and is expected to be available to respond to appropriate questions.

         The Board is seeking shareholder approval of its selection of Ernst & Young since it is customary for a public company to obtain shareholder approval of its auditors. If shareholders do not approve the appointment of Ernst & Young as the auditors of the Company for Fiscal 1997 at the Annual Meeting, the Board, on recommendation of its Audit Committee, may reconsider the selection.

         On the recommendation of its Audit Committee and by action of its Board of Directors, on May 18, 1995, the Company terminated the engagement of the firm of Deloitte & Touche LLP ("Deloitte & Touche") as independent public accountants for the Company and retained Ernst & Young independent public accountants, effective immediately. During the two most recent fiscal years and for the period through May 18, 1995, the Company has not consulted with Ernst & Young on items which (1) were or should have been subject to SAS 500 or (2) concerned the subject matter of a disagreement or reportable event with the former auditor (as described in Regulation S-K Item 304(a)(2)).

         Deloitte & Touche's report on the Registrant's financial statements for the fiscal years ended June 30, 1994 and 1993 contained no adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

         In connection with its audits for the fiscal years ended June 30, 1994 and 1993 and in the subsequent interim period preceding the termination of Deloitte & Touche's engagement and the engagement of Ernst & Young, there have been no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte & Touche would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

         No "Reportable event," as defined in Regulation S-K, Item 304 (a)(1)(v) has occurred within the last two fiscal years and in the subsequent interim period preceding the termination of Deloitte & Touche.

         The Company has requested that Deloitte & Touche furnish the Company with a copy of its letter to the Securities and Exchange Commission stating whether Deloitte & Touche agreed with the foregoing statements. The letter provided by Deloitte & Touche stated that it did agree with the foregoing statements. A copy of said letter was filed as an exhibit to a report of Form 8-K filed by the Company, dated May 18, 1995.


                             1998 SHAREHOLDER PROPOSALS

         Any shareholder who intends to present a proposal for action at the Company's 1998 Annual Meeting of Shareholders must comply with and meet the requirements of Regulation 14a-8 of the Exchange Act. That regulation requires, among other things, that any proposal to be included in the Company's proxy statement and form of proxy for the Company's 1998 Annual Meeting of Shareholders be received by the Company at its executive offices, 35 Mileed Way, Avenel, New Jersey 07001, by August 14, 1997.


                            GENERAL AND OTHER MATTERS

         Management knows of no matter other than the matters described above which will be presented at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, or any of its adjournments, the persons voting the proxies will vote them as they deem in the best interest of the Company.

                            SOLICITATION OF PROXIES

         The  cost of proxy  solicitations  will be  borne  by the  Company.  In addition to solicitations of proxies by use of the mails, some officers or employees of the Company, without additional remuneration, may solicit proxies personally or by telephone. The Company will also request brokers, dealers, banks and their nominees to solicit proxies from their clients, where appropriate, and will reimburse them for reasonable expenses related thereto.


                                 By Order of the Board of Directors
                                           Brian King
                                           Secretary


Avenel, New Jersey
March 13, 1997

PROXY                              CONCORD CAMERA CORP.
                       35 Mileed Way, Avenel, New Jersey 07001
              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  ANNUAL MEETING OF STOCKHOLDERS - April 17, 1997

         The undersigned hereby appoints Barry M. Shereck and Harlan I.Press, or either of them, as Proxy or Proxies of the undersigned with full power of substitution to attend and to represent the undersigned at the Annual Meeting of Stockholders of Concord Camera Corp. (the "Company") to be held on April 17, 1997, and at any adjournments thereof, and to vote thereat the number of shares of stock of the Company the undersigned would be entitled to vote if personally present, in accordance with the instructions set forth on this proxy card. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

          Dated:____________________________________________________,   1997


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          Please sign exactly as name appears  above.  For  joint accounts,
          each joint owner must sign. Please give full title  if   signing in a
          representative capacity.

                 [  ]  PLEASE CHECK IF YOU PLAN TO ATTEND THE MEETING

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE

1.       ELECTION OF DIRECTORS.

         NOMINEES: Ira B. Lampert, Steve Jackel, Eli Arenberg, Joel L. Gold, Morris H. Gindi, J. David Hakman, Ira J. Hechler and Kent M. Klineman.

         [  ] FOR ALL nominees listed above.

         [  ] FOR ALL nominees listed above EXCEPT: ___________________________.

         (Instruction: To withhold authority to vote on any individual nominee, write the name above.)

         [  ] WITHHOLD AUTHORITY to vote for all nominees listed above.

2.a. AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION (THE "CERTIFICATE") TO INCREASE THE AUTHORIZED COMMON STOCK FROM 20,000,000
          SHARES TO 40,000,000 SHARES.

         [  ] FOR the Amendment to the Certificate.

         [  ] AGAINST the Amendment to the Certificate.

         [  ] ABSTAIN

2.b. AMENDMENT TO THE COMPANY'S CERTIFICATE TO AUTHORIZE THE COMPANY TO ISSUE UP TO 1,000,000 SHARES OF PREFERRED STOCK.

         [  ] FOR the Amendment to the Certificate.

         [  ] AGAINST the Amendment to the Certificate.

         [  ] ABSTAIN

3. RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1997.

         [  ] FOR the ratification of Ernst & Young LLP.

         [  ] AGAINST the ratification of Ernst & Young LLP.

         [  ] ABSTAIN

4.       ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

If no specification is made, this proxy will be voted FOR Proposals 1 through 3 listed above.

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